UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2007
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300 - 1055 West Hastings Street Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Former Name: Nordic Nickel Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

Effective on November 14, 2007, the Board of Directors (the "Board") of Constitution Mining Corp. (the "Company") accepted the resignations of each of Mr. Lawrence Siccia and Mr. Howard Lahti as Directors of the Company.

Also effective on November 14, 2007, the Board of the Company accepted the consent of Daniel Hunter to act as the Chief Operating Officer of the Company. Mr. Hunter has served as a Director of the Company since October 30, 2007, and will continue to do so following his appointment as Chief Operating Officer. The following is a description of the business background of Mr. Hunter:

Mr. Hunter has been actively involved in both financing and building private and public companies for more than 25 years. He spent the first 20 years of his professional career as a securities broker specializing in structured financings for junior and intermediate sized mining companies. At the time of his decision to retire from the securities industry in 1998, Mr. Hunter was a securities broker with Canaccord Capital, Canada's largest independent brokerage firm. Since March of 2005, he has served as a director, past Chief Executive Officer and past Chief Operating Officer of Colombia Goldfields Ltd, a public company actively exploring for gold and consolidating a known gold deposit in the Republic of Colombia, South America. Mr. Hunter has served as a director of FinMetal Mining Ltd., a reporting company, since September 18, 2006, and he has served as Chairman, Chief Executive Officer, Principal Executive Officer of FinMetal since October 25, 2006.

As a result of the Board's acceptance of the changes described above, the Company's current officers and directors are as follows:
Name	Position
Gary Joseph Artmont	President, Chief Executive Officer, Principal Executive Officer and Director
Daniel Hunter	Chief Operating Officer and Director
D. James (Jim) MacKenzie	Director
Harold Gershuny	Director
Duncan Large	Director
John W. Jardine	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 14, 2007, the Company (as Nordic Nickel Ltd.), merged with its wholly-owned subsidiary, Constitution Mining Corp. pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State on November 6, 2007. The merger was in the form of a parent/subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Constitution Mining Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Constitution Mining Corp., as of the open of business on November 15, 2007, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:     210413 100
New Trading Symbol:     CMIN

The Company decided to change its name to "Constitution Mining Corp." to better reflect the Company's focus on expanding its exploration for resource deposits to other areas outside the Nordic region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: November 15, 2007	"D. James MacKenzie" Name: D. James MacKenzie Title: Director

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